CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (File Nos. 333-184320, 333-179593, 333-172333, 333-164993, 333-157306, 333-149373, 333-140707, 333-129576) of iRobot Corporation of our report dated February 15, 2013 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
February 15, 2013